EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 28, 1999 accompanying the financial statements of Thomaston Federal Savings Bank contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                  /s/ DRIVER & ADAMS, CPA, P.C.

Thomaston, Georgia

June 3, 1999